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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 2003 (except for Note 17, as to which the date is March 28, 2003) in the Registration Statement (Form S-1) and related Prospectus of VCampus Corporation for the registration of 2,595,212 shares of its common stock.

/s/ Ernst & Young LLP
McLean, Virginia August 28, 2003

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS